Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the use in this Registration Statement on Form F-4 of Royal Dutch Shell plc of the report dated May 18, 2005 relating to the financial statements or Royal Dutch Shell plc, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ KPMG Audit Plc	/s/ PricewaterhouseCoopers LLP

KPMG Audit Plc	PricewaterhouseCoopers LLP
London	London
18 May 2005	18 May 2005